Exhibit 99.1

Contacts:	Investor Relations	Media Relations
	Derrick Nueman	Steve Wymer
	408-519-9677	408-519-9254
	dnueman@tivo.com	swymer@tivo.com
TIVO REPORTS FINANCIAL RESULTS FOR THE
FIRST QUARTER ENDED APRIL 30, 2016

Subscriptions pass 7 million milestone as Operator-related revenues increase

Q1 Highlights

•	Total TiVo subscriptions now over 7 million, up 24% versus last year; includes 312,000 MSO and 3,000 TiVo-Owned net additions in the first quarter

•	First quarter Service and Software & Technology revenue of $99.7 million, an increase of 8% year-over-year

•	Operator-related service and software revenue increased 44% year-over-year

•	First quarter net income was $4.2 million; includes $5.2 million in Rovi transaction costs and $3.7 million in restructuring expenses partially offset by a $3.2 million tax benefit from those items

•	First quarter Adjusted EBITDA was $32.1 million

•
Entered into agreement to be acquired by Rovi at 40% premium to TiVo's unaffected closing price on March 23rd; Creates $3 billion software, services, and data provider for the evolving entertainment ecosystem.

SAN JOSE, CA - May 31, 2016 -- TiVo Inc. (NASDAQ: TIVO), a leader in entertainment software and technology, today reported financial results for the first quarter ended April 30, 2016.

Interim CEO Naveen Chopra commented, “We are very pleased with our solid execution this quarter which continues to position us for a successful combination with Rovi. Rapid change in the video landscape continues to underscore the value of companies that can bring simple, distinctive, and comprehensive navigation to an increasingly fragmented world of video content and consumption. Together, TiVo and Rovi have the user interface, metadata, analytics, personalization technologies, and monetization capabilities to fulfill this vision. During Q1, we continued to deliver significant growth in our Service Provider business while also implementing a combination of previously announced restructuring efforts and new product development initiatives. All in all, it was a strong quarter which positioned us well to continue our mission as part of Rovi.”

Transaction with Rovi

The transaction with Rovi, announced on April 29, continues to move forward as planned. Pending required approvals, the transaction is expected to close in the third calendar quarter of this year. As discussed in the transaction announcement, the combination with Rovi offers a sound strategic rationale, including:

•	The creation of the market’s largest entertainment software provider with over 500 operator, consumer electronic, and content owner relationships;

•
Clear opportunities to combine product offerings and create end-to-end solutions for service provider partners, which will integrate and bundle software, cloud services, metadata, advertising, and analytics;

•	Significantly enhanced R&D capabilities, leveraging TiVo’s consumer DNA across an even broader group of products and customers;

•	Highly meaningful financial benefits including a $100M+ in annual cost synergies and calendar year 2016 Pro forma revenue of $780M to $830M with ~40% Adjusted EBITDA margins [1].

Revenue

Service and software & technology revenue for the First Quarter of Fiscal Year 2017 was $99.7 million, an 8% increase from $92.4 million in the First Quarter of 2016. This growth was driven by a year-over-year increase of 44% in our Operator-related service and software revenue and strong double-digit growth in our data and analytics business, which had record revenue. This growth was offset in part by lower year-over-year TiVo-Owned and IP revenues.

Net Income

For the First Quarter of 2017, GAAP Net Income was $4.2 million and included non-recurring restructuring costs of $3.7 million and Rovi transaction expenses of $5.2 million offset by a $3.2 million tax benefit from restructuring and Rovi transaction costs. This compared to GAAP Net Income of $9.1 million in the year-ago quarter.

Non-GAAP Net Income grew 33% to $12.1 million compared to $9.1 million in the year-ago quarter. Non-GAAP Net Income excludes restructuring costs, Rovi transaction expenses as well as amortization and earn-outs related to the Cubiware acquisition.

Adjusted EBITDA

For the First Quarter of Fiscal Year 2017, TiVo reported Adjusted EBITDA of $32.1 million compared to $29.1 million in the First Quarter of Fiscal Year 2016. First quarter of Fiscal Year 2017 Adjusted EBITDA included a partial quarter of benefit from the previously announced restructuring as well as elevated R&D spend relating to near-term product deliverables for several operator partners. TiVo expects to benefit next

1.
Pro forma revenue numbers represent a combination of licensing revenues and past damages awards from Rovi and TiVo, recognized as a contra expense and are presented on a pro forma basis, based upon the midpoint of estimates and post the impact of purchase accounting adjustments, but before any benefit from synergies. See definition of Non-GAAP information for Rovi and TiVo in the attached tables.

quarter from the full impact of the restructuring, meaningfully lower R&D spend and from growth in its Operator-related businesses as well as its data and analytics businesses.

Subscriptions and Other Operational Highlights

TiVo increased its total subscriptions by 315 thousand to over 7.1 million. MSO subscriptions increased 28% year-over-year to 6.1 million. This included 312 thousand first quarter net additions, which were driven by strong contributions from both international and domestic operators. TiVo-Owned subscriptions increased slightly to 974 thousand and gross additions increased by 8% year-over-year despite a 19% year-over-year reduction in total acquisition spend. Further, TiVo-Owned churn was 1.3%, the lowest quarterly churn rate in seven years.

During the quarter, TiVo delivered several product enhancements, including a significant update to its mobile applications which now offer enhanced personalization and integration of TiVo’s cloud-based search and discovery service on Android devices. In addition, we recently reached new distribution agreements with emerging market operators covering Africa, Asia, and Latin America. Finally, progress continues towards launching a new next-generation retail product.

Cash/Balance Sheet

TiVo’s cash and cash equivalents and short-term investments balance was $503 million as of April 30, 2016, as compared to $646 million as of January 31, 2016. The reduced cash and cash equivalents reflects repayment of our March 2016 convertible notes for $132.5 million.

Financial Guidance

TiVo is providing guidance on a standalone basis. For the full Fiscal Year 2017, TiVo continues to expect our service and software & technology revenue to be in the range of $400 million to $420 million, Adjusted EBITDA to be in the range of $145 million to $155 million, and Net Income to be in the range of $40 million to $50 million. Since Net Income guidance assumes no closing of the transaction with Rovi, it does not include expenses contingent upon the transaction closing but does include accrued transaction expenses as incurred.

Management's guidance includes Adjusted EBITDA, a non-GAAP financial measure as defined in Regulation G. TiVo has provided a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) in the attached schedules solely for the purpose of complying with Regulation G and not as an indication that EBITDA or Adjusted EBITDA is a substitute measure for net income (loss).

Closing Remarks

Chopra concluded, "As consumers seek the best way to access entertainment content in an increasingly mobile, multi-device, and multi-screen world, our merger with Rovi advances the power of high quality software, user experiences, metadata, and analytics to meet this challenge.  No matter how people watch video, they need to search, discover, and manage their content - and TiVo and Rovi, simply put, are the best in the world at enabling these fundamental activities.  Given our experience with the direct-to-consumer, operator, and OTT markets, together we will have the unique capabilities required to continue building the best window into entertainment content, for the most people, possible.”

About TiVo Inc.
TiVo Inc. (NASDAQ: TIVO) is a global leader in next-generation television services. With global headquarters in San Jose, CA and offices in New York, NY, Durham, NC, and Warsaw, Poland, TiVo's innovative cloud-based Software-as-a-Service solutions enable viewers to consume content across multiple screens in and out-of-the home. The TiVo solution provides an all-in-one approach for navigating the 'content chaos' by seamlessly combining live, recorded, on-demand and over-the-top television into one intuitive user interface. The TiVo experience provides TV viewers with simple universal search, discovery, viewing and recording from a variety of devices, creating the ultimate viewing experience. TiVo products and services are available at retail or through a growing number of Pay-TV operators world-wide. TiVo's multiple subsidiary companies provide the broader television industry and consumer electronics manufacturers with cloud-based video discovery and recommendation options, interactive advertising solutions and audience research and measurement services. More information at: www.TiVo.com.

TiVo and the TiVo logo are registered trademarks of TiVo Inc. or its subsidiaries worldwide.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo's future business and growth strategies including future distribution agreements as well as revenue and subscription growth from MSO customers (both domestically and internationally), future product developments, financial guidance for TiVo's full fiscal year ending January 31, 2017, future growth in TiVo's overall subscription base including both TiVo-Owned and MSO subscriptions, growth in future revenues, including revenues from TiVo’s operator and data and analytics businesses, the benefits of future organizational and operational changes, future expansion in Service and software gross margin, future decline in MSO hardware margin, reduced spend on the acquisition of TiVo-Owned subscriptions, reduction in future operating expenses, future declines in research and development spending, future litigation spend in fiscal year 2017, and the benefits and expected future timing of the previously announced merger between TiVo and Rovi. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in the Company's public reports filed with the Securities and Exchange, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2016, Quarterly Report on From 10-Q for the quarter ended April 30, 2016, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Proposed Transaction And Where To Find It

This communication is not a solicitation of a proxy from any stockholder of the Company, Rovi or Parent. In connection with the Agreement and Plan of Merger among Rovi, the Company, Parent, Nova Acquisition Sub, Inc. and Titan Acquisition Sub, Inc., Rovi, the Company and Parent intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Parent that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROVI, TITAN, PARENT AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by the Company, Parent or Rovi with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York, 10016, (212) 929-5500, proxy@mackenziepartners.com.

Participants in the Solicitation

The Company, Rovi, Parent and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Company and Rovi stockholders in connection with the proposed mergers. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company's executive officers and directors and their ownership of Company common stock in the Company's annual report on Form 10-K for the fiscal year ended January 31, 2016, which was filed with the SEC on March 23, 2016, the Company’s quarterly report on From 10-Q for the quarter ended April 30, 2016, which was filed with the SEC on May 31, 2016, and its proxy statement on Schedule 14A for its 2016 annual meeting of stockholders, which was filed with the SEC on May 27, 2016. These documents are available free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York, 10016, (212) 929-5500, proxy@mackenziepartners.com. Information about the executive officers and directors of Rovi (and, in some instances, Parent) is set forth in Rovi's annual report on Form 10-K for the fiscal year ending December 31, 2015, which was filed with the SEC on February 11, 2016, Rovi’s quarterly report on From 10-Q for the quarter ended March 31, 2016, which was filed with the SEC on April 29, 2016 and its proxy statement on Schedule 14A for its 2016 annual meeting of stockholders, which was filed with the SEC on March 11, 2016. These documents are available free of charge at the SEC's web site at www.sec.gov. Other information regarding the participants in the solicitation and description of their direct and indirect interests, by security holdings or otherwise, which may, in some cases, be different than those of the Company's and Rovi's stockholders generally, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Parent will file with the SEC when it becomes available.

TIVO INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share and share amounts)
(unaudited)

	Three Months Ended April 30,
	2016	2015
Revenues
Service and software revenues	46,146	39,849
Technology revenues	53,568	52,571
Hardware revenues	7,543	22,314
Net revenues	107,257	114,734
Cost of revenues
Cost of service and software revenues	16,250	15,439
Cost of technology revenues	7,309	6,136
Cost of hardware revenues	10,510	22,571
Total cost of revenues	34,069	44,146
Gross margin	73,188	70,588
Research and development	27,984	25,014
Sales and marketing	10,503	10,941
Sales and marketing, subscription acquisition costs	1,145	1,691
General and administrative	20,551	14,822
Transition and restructuring	3,728	—
Total operating expenses	63,911	52,468
Income from operations	9,277	18,120
Interest income	1,257	885
Interest expense and other income (expense)	(4,331)	(4,834)
Income before income taxes	6,203	14,171
Provision for income taxes	(2,048)	(6,292)
Net income	$4,155	$7,879

Net income per common share
Basic	$0.04	$0.09
Diluted	$0.04	$0.08

Income for purposes of computing net income per share:
Basic	$4,155	$7,879
Diluted	$4,155	$9,130

Weighted average common and common equivalent shares:
Basic	94,539,000	91,454,492
Diluted	96,477,034	110,544,699

TIVO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share and share amounts)
(unaudited)

	April 30, 2016	January 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$117,502	$159,392
Short-term investments	385,136	486,677
Accounts receivable, net of allowance for doubtful accounts of $484 and $521, respectively	49,156	55,654
Inventories	17,628	17,535
Deferred cost of technology revenues, current	4,105	3,910
Prepaid expenses and other, current	10,846	12,717
Total current assets	584,373	735,885
LONG-TERM ASSETS
Property and equipment, net of accumulated depreciation of $57,799 and $56,188, respectively	13,046	12,629
Intangible assets, net of accumulated amortization of $44,319 and $41,471, respectively	55,548	57,627
Deferred cost of technology revenues, long-term	12,153	12,277
Goodwill	109,215	108,735
Deferred tax assets, long-term	152,516	155,719
Prepaid expenses and other, long-term	7,086	6,934
Total long-term assets	349,564	353,921
Total assets	$933,937	$1,089,806
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$21,957	$21,243
Accrued liabilities	45,014	53,305
Deferred revenue, current	160,845	166,361
Convertible senior notes, current	—	132,409
Total current liabilities	227,816	373,318
LONG-TERM LIABILITIES
Deferred revenue, long-term	159,968	179,133
Convertible senior notes, long-term	184,187	182,382
Deferred tax liability, long-term	2,557	2,588
Other long-term liabilities	8,524	7,466
Total long-term liabilities	355,236	371,569
Total liabilities	583,052	744,887
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: Authorized shares are 10,000,000; Issued and outstanding shares - none	—	—
Common stock, par value $0.001: Authorized shares are 275,000,000; Issued shares are 145,679,013 and 143,473,136, respectively, and outstanding shares are 99,618,688 and 98,206,449, respectively	144	142
Treasury stock, at cost: 46,060,325 and 45,266,687 shares, respectively	(552,124)	(545,744)
Additional paid-in capital	1,258,396	1,251,865
Accumulated deficit	(353,828)	(357,983)
Accumulated other comprehensive income (loss)	(1,703)	(3,361)
Total stockholders’ equity	350,885	344,919
Total liabilities and stockholders’ equity	$933,937	$1,089,806

TIVO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,155	$7,879
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	4,624	3,758
Stock-based compensation expense	5,645	7,125
Amortization of discounts and premiums on investments	1,013	1,478
Change in fair value of contingent purchase consideration	321	—
Deferred income taxes	1,296	5,834
Amortization of debt issuance costs and debt discount	1,957	1,955
Allowance for doubtful accounts	6	54
Changes in assets and liabilities:
Accounts receivable	6,605	986
Inventories	(93)	(2,076)
Deferred cost of technology revenues	(114)	109
Prepaid expenses and other	2,046	2,150
Accounts payable	555	(5,243)
Accrued liabilities	(8,350)	(15,124)
Deferred revenue	(24,682)	(34,428)
Other long-term liabilities	811	(17)
Net cash used in operating activities	$(4,205)	$(25,560)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(67,853)	(112,552)
Sales or maturities of short-term investments	168,678	135,038
Purchase of long-term investment	—	(2,420)
Acquisition of property and equipment and other long-term assets	(2,418)	(3,000)
Acquisition of intangible assets	—	(1,000)
Net cash provided by investing activities	$98,407	$16,066
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	2,642	5,076
Maturity of notes payable	(132,500)	—
Treasury stock - repurchase of stock	(6,380)	(27,911)
Net cash used in financing activities	$(136,238)	$(22,835)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	$146	$—
NET DECREASE IN CASH AND CASH EQUIVALENTS	$(41,890)	$(32,329)
CASH AND CASH EQUIVALENTS:
Balance at beginning of period	159,392	178,217
Balance at end of period	$117,502	$145,888

TIVO INC.
OTHER DATA

	Three Months Ended		Guidance Reconciliation
	April 30,		Twelve Months Ending
	2016	2015	January 31, 2017
	(In thousands)		(In millions)
Net Income	$4,155	$7,879	$40 - $50
Add back:
Depreciation & amortization	4,624	3,758	$18 - $21
Interest income & expense, other	2,457	3,949	$8 - $10
Provision (Benefit) for income tax	2,048	6,292	$25 - $30
EBITDA	13,284	21,878	$100 - $110
Earn-outs and changes in fair value of earn-outs	1,280	—	$5 - $7
Stock-based compensation excluding transition and restructuring charge	5,537	7,125	$20 - $25
Transition and restructuring, pre-tax	3,728	—	$3 - $5
Rovi Transaction expenses	5,169	—	$7 - $9
Litigation expenses	3,151	135	$15 - $20
Adjusted EBITDA	$32,149	$29,138	$145 - $155
EBITDA and Adjusted EBITDA Results. TiVo's "EBITDA" means income before interest income and expense, provision for income taxes and depreciation and amortization. TiVo's "Adjusted EBITDA" is EBITDA adjusted for acquisition related charges for retention earn-outs payable to former shareholders of the business we acquired and changes in fair value of acquired business' performance related earn-outs, transition and restructuring charges, pre-tax, stock-based compensation, litigation expenses associated with litigation matters (whether or not initiated by us) which have the potential to result in revenue generation and litigation proceeds attributable to past damage awards, but includes litigation proceeds recognized as technology licensing revenue. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis of our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to evaluate our operating performance over multiple periods. Management does not use EBITDA or Adjusted EBITDA as a measure of liquidity because, among other things, they do not exclude the impact of deferred revenue from IP settlements nor the impact of deferred revenues associated with the amortization of product lifetime subscriptions. We do not use stock-based compensation expense in our internal measures. A limitation associated with these non-GAAP measures is that they do not include any stock-based compensation expense related to hiring, retaining, and incentivizing the Company's workforce. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

TIVO INC.
NON-GAAP NET INCOME RECONCILIATION
	Three Months Ended April 30,
	2016	2015
	(In thousands)
Net Income	$4,155	$7,879
Add back:
Rovi acquisition costs, pre-tax	5,169	—
Tax benefit from Rovi acquisition costs	(1,871)	—
Transition and restructuring, pre-tax	3,728	—
Tax benefit from transition and restructuring	(1,350)	—
Cubiware related depreciation & amortization, net of tax	533	—
Earn-outs and changes in fair value of earn-outs	1,279	—
Interest expense on 2016 convertible notes, net of tax	481	1,251
Non-GAAP Net Income	$12,124	$9,130

Non-GAAP Net Income. TiVo's "Non-GAAP Net Income" means Net Income plus Cubiware related depreciation & amortization, net of tax, Cubiware related transfer taxes, net of tax, earn-outs and changes in the fair value of earn-outs associated with the Cubiware acquisition, loss on repurchase of our convertible notes due 2016, and interest expense on our convertible notes due 2021. We have excluded the Cubiware related depreciation & amortization, transfer taxes and earn-outs and the loss on repurchase of our convertible notes due 2016 because none of these were present in the three months ended April 30, 2015. Non-GAAP Net Income is not a measure of financial performance under GAAP. We have presented Non-GAAP Net Income solely as supplemental disclosure because we believe some investors will find it useful to compare the operating performance of the business over the two periods without these expenses. A limitation associated with this non-GAAP measure is that it does not include the interest expense associated with our recent convertible notes financing or any Cubiware related depreciation & amortization, transfer taxes and earn-outs associated with our acquisition of Cubiware, but does include the revenue related to Cubiware. Non-GAAP Net Income is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

Rovi Corporation Non-GAAP Information: Use and Limitations
Rovi’s Non-GAAP EPS is defined as diluted earnings per share from continuing operations, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, transaction, transition and integration costs, contested proxy election costs, restructuring and asset impairment (benefit) charges, payments to note holders and for expenses in connection with the early redemption or modification of debt, gains on sale of strategic investments and discrete income and franchise tax items, including changes in reserves. Adjusted EBITDA is defined as operating income excluding depreciation, amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, retention earn-outs payable to former shareholders of businesses acquired  and changes in contingent consideration, contested proxy election costs, changes in franchise tax reserves and transaction, transition and integration expenses.

Rovi’s management has evaluated and made operating decisions about its business operations primarily based upon Adjusted EBITDA and Non-GAAP EPS. Management uses Adjusted EBITDA and Non-GAAP EPS as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Non-GAAP financial measures along with GAAP measures. For each such Non-GAAP financial measure, the adjustment provides management with information about the Rovi's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of Rovi's operating expenses. Management also excludes the effect of restructuring and asset impairment (benefit) charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20 and mark-to-market fair value adjustments for interest rate swaps as they are non-cash items and not considered “core costs” or meaningful when management evaluates Rovi's operating expenses. Management excludes discrete tax items, including changes in tax reserves, so that its Non-GAAP income tax expense and franchise tax expense reflect the current year cash taxes it accrues and pays.

	Three Months Ended
(Subscriptions and Households in thousands)	Apr 30, 2016	Apr 30, 2015
TiVo-Owned Gross Additions:	42	39
Net Additions/(Losses):
TiVo-Owned	3	—
MSOs	312	285
Total Net Additions/(Losses)	315	285
Cumulative Subscriptions:
TiVo-Owned	974	944
MSOs	6,145	4,813
Total Cumulative Subscriptions	7,119	5,757
Average Subscriptions:
TiVo-Owned Average Subscriptions	973	944
MSO Average Subscriptions	5,988	4,669
Total Average Subscriptions:	6,961	5,613
Total MSO Households	5,066	4,082
MSO Average Households	4,952	3,985
TiVo-Owned Fully Amortized Active Product Lifetime Subscriptions	154	147
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	43%	45%
Subscriptions and Households. Management reviews the number of subscriptions and households, and believes they may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. Above is a table that details the change in our TiVo-Owned and MSO Subscription and MSO Household bases during the three months ended April 30, 2016 and April 30, 2015, respectively.
The TiVo-Owned Subscriptions lines refer to subscriptions sold directly or indirectly by TiVo to end-users who have TiVo-enabled devices (such as a DVR or TiVo Mini) and for which TiVo incurs acquisition costs. The MSO Subscriptions lines refer to subscriptions sold to end-users by MSOs such as Cogeco, Com Hem, Mediacom, Vodafone Spain (ONO), RCN, Suddenlink, and Virgin, among others, and for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the average monthly subscriptions for the quarter, the total MSO households and the MSO average households for the quarter, the number of fully amortized active product lifetime subscriptions, and percent of TiVo-Owned Subscriptions for which end-users pay recurring fees as opposed to a one-time prepaid product lifetime fee.
We define a “subscription” as a contract referencing a TiVo-enabled device such as a DVR or a non-DVR device such as a TiVo Mini for which (i) an end-user has paid or committed to pay for the TiVo service and (ii) service is not canceled. Each TiVo-Owned Subscription represents a single TiVo-enabled device (as defined above) and therefore one or more TiVo-Owned Subscriptions may be present in a single household. MSO Subscriptions are a count of the number of devices that connect to the TiVo service and one or more devices may be present in a single MSO

Household. TiVo-Owned Subscriptions currently pay for the TiVo service on a recurring payment plan (such as a monthly or annual payment plan) or on a one-time basis for the life of TiVo-enabled device (referred to as product lifetime subscriptions here and sold commercially as All-in subscriptions). Beginning in October 2014, each TiVo Mini device sale includes a product lifetime subscription for that TiVo Mini device, which have much lower average revenues than DVRs. Sales of the TiVo Mini device began in March 2013. TiVo Mini represented 17% and 10% of cumulative TiVo-Owned Subscriptions as of April 30, 2016 and 2015, respectively, and have been a key driver of our TiVo-Owned subscription growth. This trend has resulted in a slower rate of decline in the total number of TiVo-Owned households. The approximate 7% increase in gross additions of TiVo-Owned Subscriptions in the quarter as compared to the year ago quarter led to a net addition of TiVo-Owned Subscriptions, which was driven primarily on changes in our whole-home pricing, related to the bundling of product lifetime subscriptions with each TiVo Mini device sold, sales of our TiVo OTA (over-the-air) product, and the launch of our latest innovation the TiVo BOLT(TM) product. Subscriptions do not include soft-clients (i.e. mobile applications or web portal) or TiVo Stream users. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related TiVo-enabled device has not made contact with the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total.
We define a "household" as one or more devices associated with the same contract or customer number. We currently do not report TiVo-Owned households as we currently receive incremental revenue for each new TiVo-Owned Subscription in the TiVo-Owned business whereas, in some cases, our MSO customers pay us on a per household basis. MSO Subscriptions are a count of the number of devices that connect to the TiVo service and one or more devices may be present in a single MSO Household.
We calculate average subscriptions for the period by adding the average subscriptions for each month and dividing by the number of months in the period. We calculate the average subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We calculate Average MSO Households for the period by adding the average households for each month and dividing by the number of months in the period. We calculate the average households for each month by adding the beginning and ending households for the month and dividing by two. We are not aware of any uniform standards for defining subscriptions or households and caution that our presentation may not be consistent with that of other companies. Additionally, the fees that our MSOs pay us are typically based upon a specific contractual definition of a subscriber, subscription, household or a TiVo-enabled device which may not be consistent with how we define a subscription or household for our reporting purposes nor be representative of how such fees are calculated and paid to us by our MSOs. Our MSO Subscription and MSO Household data is dependent in part on reporting from our third-party MSO partners.

TIVO INC.
OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended April 30,
TiVo-Owned Churn Rate	2016	2015
	(In thousands, except churn rate per month)
Average TiVo-Owned Subscriptions	973	944
TiVo-Owned Subscription cancellations	(39)	(39)
TiVo-Owned Churn Rate per month	(1.3)%	(1.4)%
TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned Subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video On Demand services, as well as increased price sensitivity, CableCARDTM installation issues, and CableCARDTM technology limitations, may cause our TiVo-Owned Churn Rate per month to increase.
We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned Subscription cancellations in the period divided by the Average TiVo-Owned Subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned Subscriptions for the period by adding the average TiVo-Owned Subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned Subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2016	2015	2016	2015
Subscription Acquisition Costs	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$1,145	$1,691	$11,083	$9,092
Hardware revenues	(7,543)	(22,314)	(78,769)	(100,375)
Less: MSOs'-related hardware revenues	3,723	17,298	58,691	76,996
Cost of hardware revenues	10,510	22,571	85,526	98,312
Less: MSOs'-related cost of hardware revenues	(3,374)	(13,712)	(48,709)	(59,965)
Total Acquisition Costs	4,461	5,534	27,822	24,060
TiVo-Owned Subscription Gross Additions	42	39	191	161
Subscription Acquisition Costs (SAC)	$106	$142	$146	$149
Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned Subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third-parties’ subscription gross additions, such as MSOs' gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.
TiVo-Owned Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors in order to evaluate the potential of our subscription base to generate service revenues. Investors should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.
We calculate TiVo-Owned service revenues by subtracting MSOs'-related service revenues and Media services and other service revenues (includes Advertising, Research, Cubiware revenues, and Digitalsmiths' revenues), from our total reported net Service and Software revenues. The table below provides a more detailed breakdown of our Service and Software revenues, and reconciles to our total Service and Software revenues in our Statement of Operations as reported (or previously reported):

	Three Months Ended April 30,
Service and Software Revenues	2016	2015
	(In thousands)
TiVo-Owned-related service revenues	$19,316	$21,047
MSOs'-related service revenues	18,485	14,078
Media services and other service and software revenues	8,345	4,724
Total Service and Software Revenues	$46,146	$39,849
We calculate ARPU per month for TiVo-Owned Subscriptions by taking total reported net TiVo-Owned service revenues and dividing the result by the number of months in the period. We then divide the resulting average service revenue by Average TiVo-Owned Subscriptions for the period, calculated as described above for churn rate. The following table shows this calculation:

	Three Months Ended April 30,
TiVo-Owned Average Revenue per Subscription	2016	2015
	(In thousands, except ARPU)
TiVo-Owned-related service revenues	19,316	21,047
Average TiVo-Owned revenues per month	6,439	7,016
Average TiVo-Owned Subscriptions per month	973	944
TiVo-Owned ARPU per month	$6.62	$7.43

Technology Revenues. Revenue and cash under our licensing agreements with EchoStar, AT&T, Verizon, and Cisco and Google/Motorola Mobility through April 30, 2016 have been:

	Technology Revenues	Cash Receipts
Fiscal Year Ended January 31,	(In thousands)
2012	35,275	117,679
2013	77,340	86,855
2014	141,583	469,776
2015	179,271	93,209
2016	181,591	87,591
Three month period from February 1, 2016 to April 30, 2016	45,036	20,358
Total	$660,096	$875,468
Based on current GAAP, revenue and cash from the contractual minimums (i.e. the following amounts do not include any additional revenues from our AT&T or Verizon agreements) under all our licensing agreements with EchoStar, AT&T, Verizon, and Cisco and Google/Motorola Mobility are expected to be recognized (revenues) and received (cash) for the remainder of the fiscal year 2017 and on an annual basis for the fiscal years thereafter as follows:

	Technology Revenues	Cash Receipts
	(In thousands)
Nine month period from May 1, 2016 - January 31, 2017	129,874	71,018
Fiscal Year Ending January 31,
2018	174,411	83,579
2019	88,629	31,139
2020	1,855	—
2021	1,855	—
2022-2024	4,483	—
Total	$401,107	$185,736